Ballantyne Strong Reports Financial Results

for Fourth Quarter 2016

OMAHA, Nebraska (March 16, 2017) – Ballantyne Strong, Inc. (NYSE MKT: BTN), a holding company with diverse business activities focused on serving the cinema, retail, financial and government markets, today reported financial results for the fourth quarter ended December 31, 2016.

Net revenues were $20.4 million in the fourth quarter of 2016, compared with $21.3 million in the same period of the prior year. Income from operations was $1.3 million in the fourth quarter of 2016, compared with a loss from operations of ($0.2) million in the same period of the prior year. Net income from continuing operations totaled $1.1 million, or $0.08 per share, in the fourth quarter of 2016, compared with a net loss from continuing operations of ($1.1) million, or ($0.07) per share, in the same period of the prior year.

Kyle Cerminara, Chairman and CEO of Ballantyne Strong, Inc., commented, “I am pleased with our results for the fourth quarter of 2016. We’ve continued to make a great deal of progress as we focus our efforts on transitioning Ballantyne Strong into a high performing holding company. We will continue to prioritize strategic capital allocation decisions and pursue only investments that we expect will result in increasing shareholder value over the long term. Our company is now in the position of reinvesting our cost savings back into our businesses to meet our anticipated growth opportunities. I’m very excited about the potential impact of these investments over the coming quarters and years.”

Q4 2016 Financial Summary

Cinema revenues were $9.4 million in the fourth quarter of 2016, compared with $13.6 million in the same period of the prior year. The decrease is due to lower digital projector and digital parts sales as the same period of the prior year included a larger than normal amount of digital projector sales.

Digital Media revenues were $11.1 million in the fourth quarter of 2016, compared with $8.0 million in the same period of the prior year. The increase is attributable to an increase in project revenue and equipment sales from our digital signage business as well as a significant increase in demand from our service business.

Consolidated gross profit was $5.9 million in the fourth quarter of 2016, compared with $5.2 million in the same quarter of the prior year. Gross margin was 28.8% in the fourth quarter of 2016, compared with 24.3% in the same quarter of the prior year. The increase in gross profit and gross margin percentage was driven by a more favorable sales mix and by more effective management of operating costs.

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Selling, general and administrative expenses (SG&A) were $4.4 million in the fourth quarter of 2016, compared with $5.4 million in the same quarter of the prior year. The decrease in SG&A was driven by a charge in the prior year period of $1.0 million related to bad debt and a reduction in depreciation and amortization expense of $0.2 million. These decreases were partially offset by an increase in personnel related expenses of $0.2 million driven by our investment in sales and marketing. Expense reductions in several other areas of SG&A in the fourth quarter of 2016 in comparison to the same period of the prior year were offset by investments in areas that are expected to drive revenue growth and operating efficiencies.

Twelve Month Results

For the twelve months ended December 31, 2016, net revenues were $76.7 million, compared with $78.1 million for the same period in 2015. Gross profit amounted to $21.6 million, or 28.2% of net revenues, compared to gross profit of $16.7 million, or 21.4% of net revenues in the prior year period. Net earnings from continuing operations were $1.6 million, or $0.11 per share, for the twelve months ended December 31, 2016, compared to a net loss from continuing operations of ($16.7) million, or ($1.19) per share for the same period of the prior year.

Discontinued Operations

As a result of the plan to pursue the sale of the Strong Westrex operations, the financial results of the Strong Westrex business are being reported as discontinued operations in the condensed consolidated statement of operations. All prior period results have been reclassified to reflect results from continuing operations. Net loss from discontinued operations was ($1.3) million for the twelve months ended December 31, 2016, compared to a net loss of ($0.7) million in the same period of the prior year. Net loss from discontinued operations in 2016 includes a ($0.6) million loss on the sale of Strong Westrex (Beijing) Technology, Inc. during the fourth quarter of 2016.

Balance Sheet

Excluding assets held for sale, Ballantyne’s cash and cash equivalents balance at December 31, 2016 was $7.6 million, which was lower than $17.9 million at December 31, 2015. The decrease in cash was driven by cash utilized for the purchase of equity investments and an increase in our accounts receivable balance in the fourth quarter of 2016. The cash balance for the Strong Westrex operations, classified under assets held for sale, was $0.2 million as of December 31, 2016. Investments in equity method investments had a book value of $13.1 million and a market value of $14.8 million as of December 31, 2016.

Conference Call and Webcast

A conference call to discuss 2016 fourth quarter financial results will be held on Thursday, March 16, 2017 at 8:30 a.m. Eastern Time / 7:30 a.m. Central Time. Investors and analysts are invited to access the conference call by dialing 844-834-0648 (domestic) or 412-317-5195 (international), and referencing “Ballantyne Strong”. A link to the fourth quarter presentation and a live webcast of the call is available on the Investors – Financial Reports & Webcasts section of http://www.ballantynestrong.com.

After the live webcast, a replay will remain available in the Investor Relations section of Ballantyne Strong’s website. A replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) through March 30, 2017, conference ID 10098856.

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About Ballantyne Strong, Inc. (www.ballantynestrong.com)

Ballantyne Strong and its subsidiaries engage in diverse business activities including the design, integration and installation of technology solutions for a broad range of applications; development and delivery of out-of-home messaging, advertising and communications; manufacturing of projection screens; and providing managed services including monitoring of networked equipment. The Company focuses on serving the cinema, retail, financial, and government markets.

Forward-Looking Statements

Except for the historical information in this press release, it includes forward-looking statements which involve a number of risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the following risks and uncertainties: the Company’s ability to expand its revenue streams to compensate for the lower demand for its digital cinema products and installation services, potential interruptions of supplier relationships or higher prices charged by suppliers, the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments, the Company’s ability to successfully execute its investment strategy, the Company’s ability to retain or replace its significant customers, the impact of a reversal of the U.S. economic recovery and a return to volatile or recessionary conditions in the United States or abroad or a downturn in the markets, economic and political risks of selling products in foreign countries, risks of non-compliance with U.S. and foreign laws and regulations, cybersecurity risks and risks of damage and interruptions of information technology systems, the Company’s ability to retain key members of management and successfully integrate the new executives, acquisition-related risks, the Company’s ability to assert its intellectual property rights, the impact of natural disasters and other catastrophic events, the adequacy of insurance, and the impact of having a controlling stockholder. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

CONTACT:

Ryan Burke	Elise Stejskal
Chief Financial Officer	Investor Relations
402/829-9434	402/829-9423

-tables follow-

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Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$7,596	$17,862
Accounts receivable (less allowance for doubtful accounts of $1,097 in 2016 and $1,207 in 2015)	16,793	11,032
Inventories, net	6,563	7,192
Recoverable income taxes	656	85
Other current assets	1,746	2,556
Current assets held for sale	188	7,219
Total current assets	33,542	45,946
Property, plant and equipment, net	11,695	11,703
Marketable securities	—	2,101
Equity method investments	13,098	4,001
Intangible assets, net	1,849	235
Goodwill	889	863
Notes receivable	1,669	1,669
Deferred income taxes	84	—
Other assets	74	281
Noncurrent assets held for sale	—	65
Total assets	$62,900	$66,864
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,175	$4,948
Accrued expenses	4,097	3,583
Customer deposits/deferred revenue	4,211	3,550
Income tax payable	108	1,291
Current liabilities held for sale	57	4,395
Total current liabilities	13,648	17,767
Deferred revenue	1,226	1,288
Deferred income taxes	1,604	1,716
Other accrued expenses, net of current portion	570	1,581
Total liabilities	17,048	22,352
Stockholders’ equity:
Preferred stock, par value $.01 per share; authorized 1,000 shares, none outstanding	—	—
Common stock, par value $.01 per share; authorized 25,000 shares; issued 17,047 and 16,925 shares at December 31, 2016 and December 31, 2015, respectively; 14,268 and 14,191 shares outstanding at December 31, 2016 and 2015, respectively	169	169
Additional paid-in capital	39,758	39,157
Accumulated other comprehensive income:
Foreign currency translation	(5,709)	(6,229)
Postretirement benefit obligation	97	74
Unrealized gain on available-for-sale securities of equity method investment	136	—
Retained earnings	29,885	29,595
	64,336	62,766
Less 2,779 and 2,734 of common shares in treasury, at December 31, 2016 and 2015, respectively, at cost	(18,484)	(18,254)
Total stockholders’ equity	45,852	44,512
Total liabilities and stockholders’ equity	$62,900	$66,864

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Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Net product sales	$14,723	$15,414	$54,391	$55,166
Net service revenues	5,668	5,918	22,340	22,893
Total net revenues	20,391	21,332	76,731	78,059
Cost of products sold	11,128	12,683	42,338	46,517
Cost of services	3,392	3,468	12,760	14,830
Total cost of revenues	14,520	16,151	55,098	61,347
Gross profit	5,871	5,182	21,633	16,712
Selling and administrative expenses:
Selling	1,310	965	4,612	4,913
Administrative	3,134	4,388	12,262	15,582
Total selling and administrative expenses	4,444	5,353	16,874	20,495
Loss on sale or disposal of assets	(119)	(31)	(118)	(424)
Income (loss) from operations	1,308	(202)	4,641	(4,207)
Other income (expense):
Interest income (expense)	6	3	23	312
Fair value adjustment for notes receivable	—	—	—	(1,595)
Foreign currency transaction gain (loss)	(20)	274	(1,002)	1,612
Excess distribution from joint venture	—	—	502	—
Change in value of marketable securities	434	—	(34)	117
Other income (expense), net	13	93	118	(21)
Total other income (expense)	433	370	(393)	425
Earnings (loss) before income taxes and equity method investment income	1,741	168	4,248	(3,782)
Income tax expense	713	1,248	2,798	13,038
Equity method investment income	47	1	117	96
Income (loss) from continuing operations	1,075	(1,079)	1,567	(16,724)
Net loss from discontinued operations, net of tax	(535)	(103)	(1,277)	(743)
Net earnings (loss)	540	(1,182)	290	(17,467)
Net earnings (loss) per share – basic
Net earnings (loss) from continuing operations	$0.08	$(0.07)	$0.11	$(1.19)
Net loss from discontinued operations	(0.04)	(0.01)	(0.09)	(0.05)
Net earnings (loss)	$0.04	$(0.08)	$0.02	$(1.24)
Net earnings (loss) per share – diluted
Net earnings (loss) from continuing operations	$0.08	$(0.07)	$0.11	$(1.19)
Net loss from discontinued operations	(0.04)	(0.01)	(0.09)	(0.05)
Net earnings (loss)	$0.04	$(0.08)	$0.02	$(1.24)

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Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Years Ended December 31,
	2016	2015
Cash flows from operating activities:
Net earnings (loss)	$290	$(17,467)
Net loss from discontinued operations, net of tax	(1,277)	(743)
Net earnings (loss) from continuing operations	1,567	(16,724)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Provision for doubtful accounts	6	1,065
Provision for obsolete inventory	(48)	1,713
Provision for warranty	325	562
Depreciation and amortization	2,187	2,303
Impairment of intangible assets	—	638
Fair value adjustment to notes receivable	—	1,595
Excess distribution from joint venture	502	—
Equity in income of equity method investments	(117)	(96)
Unrealized gain on marketable securities	(34)	(117)
Loss (gain) on disposal or transfer of assets	118	424
Deferred income taxes	(213)	8,817
Share-based compensation expense	466	501
Dividends received	207	—
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(4,220)	7,876
Inventories	718	1,687
Other current assets	(378)	(325)
Accounts payable	931	(3,085)
Accrued expenses	(1,083)	(221)
Customer deposits/deferred revenue	599	(1,670)
Current income taxes	(1,810)	1,620
Other assets	185	(136)
Net cash flows from operating activities – continuing operations	(92)	6,427
Net cash flows from operating activities – discontinued operations	(3,370)	1,554
Net cash (used in) provided by operating activities	(3,462)	7,981
Cash flows from investing activities:
Purchase of equity securities	(7,048)	(5,983)
Capital expenditures	(3,762)	(458)
Proceeds from sale of assets	—	220
Net cash flows from investing activities – continuing operations	(10,810)	(6,222)
Net cash flows from investing activities – discontinued operations	297	17
Net cash used in investing activities	(10,513)	(6,205)
Cash flows from financing activities:
Purchase of treasury stock	(230)	(15)
Proceeds from exercise of stock options	135	—
Payments on capital lease obligations	(268)	(200)
Excess tax benefits from share-based arrangements	45	12
Net cash from financing activities	(318)	(203)
Effect of exchange rate changes on cash and cash equivalents – continuing operations	583	(1,867)
Effect of exchange rate changes on cash and cash equivalents – discontinued operations	(589)	(127)
Net decrease in cash and cash equivalents	(14,299)	(421)
Discontinued operations cash activity included above:
Add: Cash balance included in assets held for sale at beginning of period	4,208	3,190
Less: Cash balance included in assets held for sale at end of period	(175)	(4,208)
Cash and cash equivalents at beginning of year	17,862	19,301
Cash and cash equivalents at end of year	$7,596	$17,862
Supplemental disclosure of cash paid for:
Interest	$46	$45
Income Taxes	$3,378	$2,272
Supplemental disclosure of non-cash investing and financing activities:
Capital lease obligations for property and equipment	$—	$752

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